SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant                        ☑
Filed by a Party other than the Registrant                □
Check the appropriate box:
□ Preliminary Proxy Statement
☑ Definitive Proxy Statement
□ Definitive Additional Materials
□ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
□ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Global Self Storage, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
□ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

i

11 Hanover Square
New York, NY 10005
www.GLOBALSELFSTORAGE.us

New York, New York
April 29, 2020

Dear Fellow Stockholders,

It is our pleasure to invite you to the Annual Meeting (“Meeting”) of Stockholders of Global Self Storage, Inc., a Maryland corporation (the “Company”), to be held on June 12, 2020 at 11:00 a.m. ET via a live audio webcast only at www.virtualshareholdermeeting.com/SELF2020. Formal notice of the Meeting appears on the next pages and is followed by the Proxy Statement for the Meeting.

At the Meeting, you will be asked to: elect five directors (Proposal 1); approve, on a non-binding, advisory basis, the Company’s executive compensation (Proposal 2); and ratify the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3).

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, HAS CONSIDERED EACH OF THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

Your vote is important. Whether or not you plan to attend the Meeting, I urge you to authorize a proxy to vote your shares electronically through the Internet, by telephone, or, if you have requested and received a paper copy of the Proxy Statement, by completing, signing, and returning the paper proxy card enclosed with the Proxy Statement according to the instructions.

How to Vote

You may authorize a proxy to vote your shares by proxy in one of three ways:

Internet: To submit your voting instructions via the Internet, go to www.proxyvote.com and enter the control number found on the enclosed proxy card.

By phone:	To submit your voting instructions by phone, please call toll-free (800) 690-6903. Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call.

By mail: Complete the enclosed proxy card and return it in the enclosed postage-paid envelope.

On behalf of the board of directors and management of the Company, I thank you for your continued support.

Sincerely,

Mark C. Winmill
President and CEO

Notice of Annual Meeting of Stockholders
To Be Held on June 12, 2020

New York, New York
April 29, 2020

To the Stockholders:
Notice is hereby given that the 2020 Annual Meeting of Stockholders (the “Meeting”) of Global Self Storage, Inc., a Maryland corporation (the “Company,” “we,” “our,” or “us”), will be held on June 12, 2020 at 11:00 a.m. ET via a live audio webcast only at www.virtualshareholdermeeting.com/SELF2020. As always, we encourage you to authorize a proxy to vote your shares prior to the Meeting. Formal notice of the Meeting appears on the next pages and is followed by the Proxy Statement for the Meeting. At the Meeting stockholders will consider and vote upon the following matters:
1.
To elect to the board of directors each of the nominees, Messrs. William C. Zachary, Thomas B. Winmill, Esq., George B. Langa, Mark C. Winmill, and Russell E. Burke III, to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

2.	To approve, on a non-binding, advisory basis, the Company’s executive compensation.

3.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

4.	To transact any other business as may properly come before the Meeting or any postponement or adjournment thereof.
Each of the proposals is discussed in the Proxy Statement attached to this Notice. THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, HAS CONSIDERED EACH OF THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. The board of directors of the Company has fixed the close of business on April 24, 2020 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting or any postponements or adjournments thereof.
Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 12, 2020:  This Proxy Statement and our 2019 Annual Report to Stockholders are available at https://ir.globalselfstorage.us/all-sec-filings.
Due to the uncertain public health impact of coronavirus COVID-19 as of the date of this Notice and Proxy Statement, the Meeting will be held in a virtual meeting format only. Stockholders must use the following link to access the virtual meeting on the meeting date: www.virtualshareholdermeeting.com/SELF2020.
Upon accessing the link, stockholders must enter the control number found on their proxy card, voting instruction form or notice; otherwise, admittance to the meeting will not be approved. There will be no physical meeting location established.
It is not necessary to attend the meeting to vote your shares. To authorize a proxy to vote your shares by mail, mark your vote on the proxy card and follow the mailing directions on the card. To authorize a proxy to vote your shares by telephone or electronically using a smartphone, tablet or the internet, follow the instructions on the proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card but do not mark any selections, your shares represented by that proxy will be voted as recommended by the Board. Whether or not you expect to attend the virtual meeting, we encourage you to authorize a proxy to vote your shares as soon as possible, in case you later decide not to attend the Meeting. Admittance to the Meeting will be limited to stockholders as of the close of business on the record date.
Please complete, sign, and date the enclosed proxy card. You may use the enclosed postage-paid envelope to mail your proxy card or you may attend the Meeting virtually. You may also authorize a proxy to vote your shares by phone by calling toll free at (800) 690-6903. To authorize a proxy to vote your shares via the Internet, go to www.proxyvote.com and enter the control number found on the enclosed proxy card. Instructions for the proper execution of proxies are set forth inside the Proxy Statement. We ask for your cooperation in completing and returning your proxy promptly. The enclosed proxy is being solicited on behalf of the board of directors of the Company.

Sincerely,
Donald Klimoski II
Vice President, General Counsel, Secretary, and
Chief Compliance Officer

INSTRUCTIONS FOR SIGNING PROXY CARDS
The following general rules for signing proxy cards may be of assistance to you and may avoid the time and expense to the Company involved in validating your vote if you fail to sign your proxy card properly.
1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.
2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.
3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp.	ABC Corp., by [title of authorized officer]
(2) ABC Corp., c/o John Doe Treasurer	John Doe
(3) ABC Corp. Profit Sharing Plan	John Doe, Director
Trust Accounts
(1) ABC Trust	Jane B. Doe, Director
(2) Jane B. Doe, Director, u/t/d 12/28/78	Jane B. Doe
Custodian or Estate Accounts
(1) John B. Smith, Cust.,	John B. Smith
f/b/o John B. Smith, Jr. UGMA or UTMA
(2) Estate of John Doe, John B.	John B. Smith, Jr., Executor
Smith, Jr., Executor

STATEMENT ON FORWARD LOOKING INFORMATION
Certain information presented in this Proxy Statement may contain “forward-looking statements” within the meaning of the federal securities laws including the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” or “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements made by us involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause our actual results to be materially different from those expressed or implied by such statements. We may also make additional forward looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. All forward-looking statements, including without limitation, our examination of historical operating trends and estimates of future earnings, are based upon our current expectations and various assumptions. Our expectations, beliefs, and projections are expressed in good faith and our belief there is a reasonable basis for them, but there can be no assurance that our expectations, beliefs and projections will result or be achieved.
All forward looking statements apply only as of the date made. Except as required by law, we undertake no obligation to publicly update or revise forward looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this Proxy Statement. Any forward-looking statements should be considered in light of the risks referenced in “Item 1A. Risk Factors” included in our most recent annual report on Form 10-K and in our other filings with the Securities and Exchange Commission (the “SEC”). Such factors include, but are not limited to:
•
general risks associated with the ownership and operation of real estate, including changes in demand, risks related to development of self storage properties, potential liability for environmental contamination, natural disasters and adverse changes in tax, real estate and zoning laws and regulations;

•	risks associated with downturns in the national and local economies in the markets in which we operate, including risks related to current economic conditions and the economic health of our customers;
•	the impact of competition from new and existing self storage and commercial properties and other storage alternatives;
•	difficulties in our ability to successfully evaluate, finance, integrate into our existing operations, and manage acquired and developed properties;
•	risks related to our development of new properties and/or participation in joint ventures;
•	risks of ongoing litigation and other legal and regulatory actions, which may divert management’s time and attention, require us to pay damages and expenses or restrict the operation of our business;
•
the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing the environment, taxes and our tenant reinsurance business and real estate investment trusts (“REITs”), and risks related to the impact of new laws and regulations;

•	risk of increased tax expense associated either with a possible failure by us to qualify as a REIT, or with challenges to intercompany transactions with our taxable REIT subsidiaries;
•	changes in federal or state tax laws related to the taxation of REITs, which could impact our status as a REIT;
•	increases in taxes, fees and assessments from state and local jurisdictions;
•	security breaches or a failure of our networks, systems or technology;
•	our ability to obtain and maintain financing arrangements on favorable terms;
•	market trends in our industry, interest rates, the debt and lending markets or the general economy;
•	the timing of acquisitions and our ability to execute on our acquisition pipeline;
•	general volatility of the securities markets in which we participate;
•	changes in the value of our assets;

v

•	changes in interest rates and the degree to which our hedging strategies may or may not protect us from interest rate volatility;
•	our ability to continue to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;
•	availability of qualified personnel;
•	difficulties in raising capital at a reasonable cost;
•	fiscal policies or inaction at the U.S. federal government level, which may lead to federal government shutdowns or negative impacts on the U.S economy;
•	estimates relating to our ability to make distributions to our stockholders in the future; and
•	economic uncertainty due to the impact of terrorism, infectious or contagious diseases or pandemics, or war.

In addition, these forward-looking statements are subject to risks related to the novel coronavirus (“COVID-19”) pandemic, many of which are unknown, including the duration of the pandemic, the extent of the adverse health impact on the general population and on our customers, and in particular our personnel, its impact on the employment rate and the economy, the extent and impact of governmental responses, and the impact of operational changes we or our businesses may implement in response to the pandemic.

TABLE OF CONTENTS

INTRODUCTION	1
QUESTIONS AND ANSWERS REGARDING THE PROPOSALS	1
PROPOSAL 1: TO ELECT TO THE BOARD EACH OF THE NOMINEES, WILLIAM C. ZACHARY, THOMAS B. WINMILL, ESQ., GEORGE B. LANGA, MARK C. WINMILL, AND RUSSELL E. BURKE III TO SERVE UNTIL THE COMPANY’S 2021 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY.	3
CURRENT BOARD MEMBERS	5
EXECUTIVE OFFICERS	7
CORPORATE GOVERNANCE	7
PROPOSAL 2: TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION.	10
EXECUTIVE COMPENSATION	11
PROPOSAL 3: TO RATIFY THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	21
ADDITIONAL INFORMATION	21

_________________________

PROXY STATEMENT
_________________________

Annual Meeting of Stockholders
To Be Held on June 12, 2020

INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Global Self Storage, Inc., a Maryland corporation (the “Company,” “we,” “our,” or “us”), to be voted at the Annual Meeting of Stockholders of the Company to be held on June 12, 2020 at 11:00 a.m. ET (such meeting and any adjournment(s) or postponement(s) thereof are referred to collectively as the “Meeting”) via a live audio webcast only at www.virtualshareholdermeeting.com/SELF2020. As always, we encourage you to authorize a proxy to vote your shares prior to the Meeting.

We will not hold a physical, in-person Meeting. Instead, due to the uncertain public health impact of COVID-19, the Meeting will be held in a virtual meeting format only using an audio webcast.

It is not necessary to attend the meeting to vote your shares. To authorize a proxy to vote your shares by mail, mark your vote on the proxy card and follow the mailing directions on the card. To authorize a proxy to vote your shares by telephone or electronically using a smartphone, tablet or the internet, follow the instructions on the proxy card. Whether or not you expect to attend the Meeting, we encourage you to authorize a proxy to vote your shares as soon as possible, in case you later decide not to attend the Meeting. Stockholders of record as of the close of business on the record date for the Meeting who wish to attend the virtual meeting must use the following link on the day of the meeting:

www.virtualshareholdermeeting.com/SELF2020.

Upon accessing the link, stockholders must enter the control number found on their proxy card, voting instruction form or notice. Otherwise, admittance to the meeting will not be approved.

The Board has fixed the close of business on April 24, 2020 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any postponements or adjournments thereof (the “Record Date”). It is estimated that proxy materials will be mailed to stockholders as of the Record Date on or about April 29, 2020.

On the Record Date, 9,356,202 shares of the Company’s common stock were outstanding. Each outstanding share is entitled to one vote on each of the matters to be voted on at the Meeting. All properly executed and timely received proxies will be voted at the Meeting in accordance with the directions marked thereon or otherwise provided therein. If you properly execute and return your proxies but do not indicate any voting instructions, your shares will be voted “FOR” each of the nominees in Proposal 1 and “FOR” Proposals 2 and 3. Any stockholder may revoke a proxy at any time prior to the exercise thereof by giving written notice to the Secretary of the Company at the Company’s principal executive offices at 11 Hanover Square, 12th Floor, New York, New York 10005, by properly executing another proxy of a later date, or by personally voting at the Meeting.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 11 HANOVER SQUARE, 12TH FLOOR, NEW YORK, NEW YORK 10005 OR BY TELEPHONE TOLL-FREE AT 1-800-579-1639. OUR ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL.

QUESTIONS AND ANSWERS REGARDING THE PROPOSALS

While we strongly encourage you to read the full text of this Proxy Statement, we also are providing the following brief overview of the proposals in “Question and Answer” format. If you have any questions about how to vote your shares, please call toll-free (800) 690-6903.

Question:	What proposals will be acted upon at the Meeting?
A.
At the Meeting, you will be asked to: elect to the Board each of the nominees, Messrs. William C. Zachary, Thomas B. Winmill, Esq., George B. Langa, Mark C. Winmill, and Russell E. Burke III (the “Nominees”), to serve until the Company’s 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualify (Proposal 1); approve, on a non-binding, advisory basis, the Company’s executive compensation (Proposal 2); and ratify the appointment of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 3).

Question:	How does the Board recommend that I vote?
A.
After careful consideration of the proposals, the Board, including all those members who are nonemployee independent directors, as defined under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and exemptions granted therefrom, both as amended from time to time (the “Exchange Act”), and The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rules (the “Independent Directors”), unanimously approved each proposal and recommends that you vote “FOR” each of the nominees in Proposal 1 and “FOR” Proposals 2 and 3. The reasons for the Board’s recommendations are discussed in more detail in this Proxy Statement.

Question:	What are stockholders being asked to approve in Proposal 1?
A.	Stockholders are being asked to elect to the Board each of the Nominees, to serve until the Company’s 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualify.
William C. Zachary has served on the Board and as the chairman of the Board’s audit committee (the “Audit Committee”) since 2016. He is Director of Municipal Finance at SunLight General Capital, an owner and developer of solar energy systems located at schools, municipal buildings, and other small, institutional users. Prior to that, he was the head of Municipal Finance at Société Générale. He previously served as a director of Tuxis Corporation from 2014 to 2016. He was selected to serve on our Board because of his prior experience serving on the board another self storage company and his experience in underwriting finance.
Thomas B. Winmill, Esq. has served on the Board since 1997. He is a member of the New York State Bar and the SEC Rules Committee and Principal Underwriters Working Group of the Investment Company Institute. He was selected to serve on our Board because of his experience and extensive knowledge of finance, accounting, regulatory, investment, and board operational matters.
George B. Langa has served on the Board and as the chairman of the Board’s nominating committee (the “Nominating Committee”) since 2016. He is also Executive Vice President of Millbrook Real Estate, LLC, licensed real estate brokers in New York and Connecticut. He specializes in premium estates, development, land, commercial and agricultural properties. He was selected to serve on our Board because of his experience with and extensive knowledge of commercial real estate transactions, marketing, and management.

Mark C. Winmill has served as a director, Chief Executive Officer, President and Chairman of the Board of the Company and its subsidiaries since 2012. He manages all aspects of the Company’s self storage facility businesses including, among other things, the formation of business objectives and strategies, identification of potential acquisition targets, development of project plans, retention of employees, establishment of compensation and compensation incentives, negotiation and closing of property acquisitions, obtaining zoning approvals, overseeing construction, and development of leasing and tenant acquisition strategies. He was selected to serve on our Board because of his experience and extensive knowledge of the self storage industry and matters relating to real estate development, finance, accounting, and board operations.

Russell E. Burke III has served on the Board and as the chairman of the Board’s compensation committee (the “Compensation Committee”) since 2016. He is President of Ninigret Trading Corporation, an art investment and appraisal company. He is also a Board Member of the New Britain Museum of American Art. Previously, he served as an auction house president and partner with responsibility for storage and disposal in connection with large estates. He previously served as a director of Tuxis Corporation from 1997 to 2016. He was selected to serve on our Board because of his prior experience serving on the board of a self storage company and his experience and extensive knowledge of the self storage industry.

Question:	What are stockholders being asked to approve in Proposal 2?
A.
Stockholders are being asked to approve, on a non-binding, advisory basis, the Company’s executive compensation. This “say-on-pay” vote is a non-binding, advisory vote on whether to approve the Company’s executive compensation as disclosed pursuant to the SEC’s compensation disclosure rules.

Question:	What are stockholders being asked to approve in Proposal 3?
A.
Although the Board has sole authority to appoint, re-appoint, and dismiss the Company’s independent registered public accounting firm, it is seeking the opinion of the stockholders regarding its appointment of RSM as the independent registered public accounting firm. For this reason, stockholders are being asked to ratify this appointment. If stockholders ratify the appointment of RSM as the independent registered public accounting firm, the Board will take that fact into consideration, but may, nevertheless, dismiss RSM. If stockholders do not ratify the appointment of RSM as the Company’s independent registered public accounting firm, the Board will take that fact into consideration, but may, nevertheless, continue to retain RSM.

Question:	How do I vote?
A.
You may use the enclosed postage-paid envelope to mail your proxy card or you may attend the Meeting virtually. You may also authorize a proxy to vote your shares by phone by calling toll free at (800) 690-6903. To authorize a proxy to vote your shares via the Internet, go to www.proxyvote.com and enter the control number found on the enclosed proxy card.

You may also vote at the Meeting. In order to gain admission to the Meeting, you must go to www.virtualshareholdermeeting.com/SELF2020 and enter the control number found on your proxy card, voting instruction form or notice. Otherwise, admittance to the meeting will not be approved.

Question:	How can I attend the Meeting?
A.
While it is not necessary for you to attend the Meeting in order to vote your shares, stockholders may attend by visiting the website listed above. To participate in the Meeting, you will need the control number included on your proxy card or on the instructions that accompanied your proxy materials. During the Meeting, you will participate in an audio webcast as a “listen only” participant. The meeting will start at 11:00 A.M., ET on June 12, 2020. We encourage you to access the Meeting website prior to the start time. If you encounter any difficulties accessing the virtual meeting during the check-in or Meeting time, please contact the technical support number that will be posted on the website log-in page. We will follow established meeting rules and procedures which afford the same treatment to all participating stockholders. Additionally, we will use software that verifies the identity of each participating stockholder and ensures they are granted the same access rights they would have at an in-person meeting.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, HAS CONSIDERED EACH OF THE PROPOSALS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

PROPOSAL 1:
TO ELECT TO THE BOARD EACH OF THE NOMINEES, WILLIAM C. ZACHARY, THOMAS B. WINMILL, ESQ., GEORGE B. LANGA, MARK C. WINMILL, AND RUSSELL E. BURKE III TO SERVE UNTIL THE COMPANY’S 2021 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFY.

On October 20, 2017, the Company elected to no longer be subject to Section 3-803 of the Maryland General Corporation Law. Accordingly, our Board classes are being phased out, and the Board will be fully declassified by the completion of the Meeting and such directors elected at the Meeting will serve until the next annual meeting of stockholders and until their successors are duly elected and qualify.

Upon the recommendation of the Nominating Committee for nomination by the Board as a candidate for election as a director, with the unanimous approval of the Independent Directors and the Continuing Directors (as defined in the Company’s governing documents), the Board has nominated each of Messrs. William C. Zachary, Thomas B. Winmill, Esq., George B. Langa, Mark C. Winmill, and Russell E. Burke III for election as a director to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The Nominees currently serve as directors of the Company.

In considering Mr. William C. Zachary for election, the Board evaluated Mr. Zachary’s background and his oversight and service as a member of the Board. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that Mr. Zachary should be elected as a director, the Board considered and evaluated Mr. Zachary’s relevant knowledge, experience, expertise, and independence. Mr. Zachary has served on the Board since 2016. He was selected as a Nominee because of his prior experience serving on the board of a self storage company and his extensive experience in underwriting and finance.

In considering Mr. Thomas B. Winmill, Esq. for election, the Board evaluated Mr. Winmill’s background and his oversight and service as a member of the Board. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that Mr. Winmill should be elected as a director, the Board considered and evaluated Mr. Winmill’s relevant knowledge, experience and expertise. Mr. Winmill has served on the Board since 1997. Mr. Winmill was selected as a Nominee because of his experience and extensive knowledge of finance, accounting, regulatory, investment, and board operational matters. The Board also considered Mr. Winmill’s service as a director on the board of directors of other companies.

In considering Mr. George B. Langa for election, the Board evaluated Mr. Langa’s background and his oversight and service as a member of the Board. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that Mr. Langa should be elected as a director, the Board considered and evaluated Mr. Langa’s relevant knowledge, experience, expertise, and independence. Mr. Langa has served on the Board since 2016. He was selected as a Nominee because of his experience with and extensive knowledge of commercial real estate transactions, marketing, and management.

In considering Mr. Mark C. Winmill, Esq. for election, the Board evaluated Mr. Winmill’s background and his oversight and service as Chairman of the Board. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that Mr. Winmill should be elected as a director and the Chairman of the Board, the Board considered and evaluated Mr. Winmill’s relevant knowledge, experience and expertise. Mr. Winmill has served as Chief Executive Officer, President and Chairman of the Board since 2012. Mr. Winmill was selected as a Nominee because of his experience and extensive knowledge of the self storage industry and matters relating to real estate development, finance, accounting, and board operations.

In considering Mr. Russell E. Burke III for election, the Board evaluated Mr. Burke’s background and his oversight and service as a member of the Board. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that Mr. Burke should be elected as a director, the Board considered and evaluated Mr. Burke’s relevant knowledge, experience, expertise, and independence. Mr. Burke has served on the Board since 2016. He was selected as a Nominee because of his prior experience serving on the board of a self storage company and his experience and extensive knowledge of the self storage industry.

The Nominees have consented to being named in this Proxy Statement and have agreed to serve if elected. The persons named in the accompanying form of proxy intend to vote each such proxy “FOR” the election of the Nominees unless a stockholder specifically indicates on a proxy the desire to withhold authority to vote for the Nominees. If you properly execute and return your proxy but do not indicate any voting instructions, your shares will be voted for the election of the Nominees. Should either of the Nominees withdraw or otherwise become unavailable for election due to events not now known or anticipated, it is intended that the proxy holders will vote for the election of such other person or persons as the Board may recommend. Unless indicated below, the address of record for each of the Nominees is 11 Hanover Square, 12th Floor, New York, New York 10005.

The following is biographical information of the Nominees for director of the Company, based upon information furnished by such Nominee:

William C. Zachary, 55, has served as a director and as the chairman of the Audit Committee since 2016. Since 2011, he has been a partner and Director of Municipal Finance at SunLight General Capital, one of the largest owners of distributed generation solar energy systems in the northeast. Prior to that, he was the head of Municipal Finance at Société Générale, specializing in taxable and tax-exempt bond investments, interest rate derivatives, and other traditional banking products. He also worked in the Public Finance Department at Smith Barney. Mr. Zachary previously served as a Tuxis Corporation director from 2014 to 2016. He was selected to serve on our Board because of his prior experience serving on the board of another self storage company and his extensive experience in underwriting and finance.

Thomas B. Winmill, Esq., 60, has served as a director of our Company since 1997. He is also President, Chief Executive Officer, Chief Legal Officer, and a director or trustee of Dividend and Income Fund, Foxby Corp., and Midas Series Trust (collectively, the “Funds”). He is President, Chief Executive Officer, Chief Legal Officer, and a director of Bexil Advisers LLC and Midas Management Corporation (registered investment advisers and, collectively, the “Advisers”), Bexil Securities LLC and Midas Securities Group, Inc. (registered broker-dealers and, collectively, the “Broker-Dealers”), and Bexil Corporation (a holding company) (“Bexil”). He is President and Chief Legal Officer of Winmill & Co. Incorporated (a holding company) (“Winco”). He is a director of Bexil American Mortgage Inc. (“Bexil American”). He is a member of the New York State Bar and the SEC Rules Committee and Principal Underwriters Working Group of the Investment Company Institute. He was selected to serve on our Board because of his experience and extensive knowledge of finance, accounting, regulatory, investment, and board operational matters. He may be deemed to be an “interested person” of the Company due to his relation to Mr. Mark Winmill. Messrs. Mark and Thomas Winmill are brothers. The Funds, the Advisers, Winco, the Broker-Dealers, Bexil, and Bexil American may be deemed to be affiliates of the Company.

George B. Langa, 57, has served as a director of the Company and as the chairman of the Nominating Committee since 2016. He is also Executive Vice President of Millbrook Real Estate, LLC, licensed real estate brokers in New York and Connecticut. He specializes in premium estates, development, land, commercial and agricultural properties. He was selected to serve on our Board because of his experience with and extensive knowledge of commercial real estate transactions, marketing, and management.

Mark C. Winmill, 62, has served as a director, Chief Executive Officer, President and Chairman of the Board of the Company and its subsidiaries since 2012. He is also Chief Executive Officer, President, and a director of Tuxis (a holding company) and its subsidiaries. He is Vice President of the Funds and Chief Investment Strategist of Midas Management Corporation (a registered investment adviser). He is Executive Vice President and a director of Winco. He is a principal of the Broker-Dealers. He manages all aspects of the Company’s self storage facility businesses including, among other things, the formation of business objectives and strategies, identification of potential acquisition targets, development of project plans, retention of employees, establishment of compensation and compensation incentives, negotiation and closing of property acquisitions, obtaining zoning approvals, overseeing construction, and development of leasing and tenant acquisition strategies. He was selected to serve on our Board because of his experience and extensive knowledge of the self storage industry and matters relating to real estate development, finance, accounting, and board operations. He may be deemed to be an “interested person” of the Company due to his role as an officer and director of the Company. Messrs. Mark and Thomas Winmill are brothers.

Russell E. Burke III, 73, has served as a director and as the chairman of the Compensation Committee since 2016. He is President of Ninigret Trading Corporation, an art investment and appraisal company. He is also a Board Member of the New Britain Museum of American Art. Previously, he served as an auction house president and partner with responsibility for storage and disposal in connection with large estates. He previously served as a director of Tuxis Corporation from 1997 to 2016. He was selected to serve on our Board because of his prior experience serving on the board of a self storage company and his experience and extensive knowledge of the self storage industry.

Vote Required

As set forth in the Company’s bylaws, except as otherwise provided in the Company’s charter and notwithstanding any other provision of Maryland law, unless all nominees for director are approved by a majority of the Continuing Directors (as such term is defined in the Company’s governing documents), the affirmative vote of the holders of at least two-thirds of the outstanding shares of all classes of voting stock, voting together, shall be required to elect a director. However, if all nominees for director are approved by a majority of the Continuing Directors, a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a director. Inasmuch as the election of each of the Nominees was approved by a majority of the Continuing Directors, a plurality of all the votes cast at the Meeting at which a quorum is present shall be sufficient to elect each of the Nominees.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

CURRENT BOARD MEMBERS

Each of the Nominees currently serves as a director of the Board.

Board Committees and Board Meetings
Audit Committee. The Board has an Audit Committee, comprised of Messrs. Zachary (Chair), Burke and Langa. The Board determined that all of the members of the Audit Committee are independent as required by the Nasdaq Listing Rules and SEC rules governing the qualifications of Audit Committee members. The Board has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience, that Messrs. Zachary, Burke and Langa qualify as “audit committee financial experts” for purposes of, and as defined by, the SEC rules and possess the requisite financial sophistication, as required by the Nasdaq Listing Rules. The purpose of the Audit Committee is to meet with the Company’s independent registered public accounting firm (“independent registered public accounting firm”) to review its financial reporting, external audit matters, and fees charged by the Company’s independent registered public accounting firm and to evaluate the independence of the independent registered public accounting firm. The Audit Committee is also responsible for recommending the selection, retention, or termination of the Company’s independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the adequacy of the Company’s internal accounting controls, and reviews any other relevant matter to seek to provide integrity and accuracy in the Company’s financial reporting. The Audit Committee met seven times during the fiscal year ended December 31, 2019. A current copy of the Audit Committee Charter is available on the Company’s website at www.GlobalSelfStorage.us.

Compensation Committee. The Board has a Compensation Committee, comprised of Messrs. Burke (Chair), Langa and Zachary. The Board determined that all of the members of the Compensation Committee are independent as required by the Nasdaq Listing Rules. The role of the Compensation Committee is to assist the Board by: (i) making decisions on the compensation of the Company’s executive officers; (ii) reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating his performance relative to those goals and objectives, and setting his compensation annually; and (iii) assisting the Board with other related tasks, as assigned from time to time. The Compensation Committee may delegate its responsibilities to subcommittees as it deems appropriate. The Compensation Committee met three times during fiscal year ended December 31, 2019. A current copy of the Company’s Compensation Committee Charter is available on the Company’s website at www.GlobalSelfStorage.us.

Nominating Committee. The Board has a Nominating Committee comprised of Messrs. Langa (Chair), Burke and Zachary. The primary purposes and responsibilities of the Nominating Committee are:  (i) to identify individuals qualified to become members of the Board in the event that a position is vacated or created; (ii) to consider all candidates proposed to become members of the Board, subject to the procedures and policies set forth in the Nominating Committee charter, the Company’s bylaws or resolutions of the Board; (iii) to select and nominate, or recommend for nomination by the Board, candidates for election as Directors; and (iv) to set any necessary standards or qualifications for service on the Board. The Nominating Committee met one time during fiscal year ended December 31, 2019. A current copy of the Company’s Nominating Committee Charter is available on the Company’s website at www.GlobalSelfStorage.us.

Executive Committee. The Board has an executive committee (the “Executive Committee”), comprised of Mr. Mark Winmill, which may meet from time to time, the function of which is to exercise the powers of the Board between meetings of the Board to the extent permitted by law to be delegated and not delegated by the Board to any other committee. The Executive Committee did not meet during the fiscal year ended December 31, 2019.

Committee of Continuing Directors. The Company has a committee of continuing directors (the “Committee of Continuing Directors”) which may meet from time to time, to take such actions as are required by the governing documents of the Company. The Committee of Continuing Directors is comprised of Messrs. Burke, Langa, Zachary, Mark Winmill, and Thomas Winmill. The Committee of Continuing Directors did not meet during the fiscal year ended December 31, 2019.

For the fiscal year ended December 31, 2018, the Board held two regularly scheduled meetings and four special meetings. For the fiscal year ended December 31, 2019, each of the directors currently in office attended 100% of the total number of meetings of the Board and of all committees of the Board on which such directors served during the period.

Director Compensation
Members of the Board who are not independent receive no compensation for their service as directors. Currently, the Independent Directors are paid an annual retainer of $2,000, payable semi-annually, a fee of $7,500 for each semi-annual regular Board meeting attended, $250 for each special Board meeting attended, $250 for each committee meeting attended, $500 per annum per committee chaired, and $500 for attendance at the Company’s annual meeting of stockholders. Each Independent Director is reimbursed for reasonable travel and out-of-pocket expenses associated with attending Board and committee meetings.

A summary of the compensation and benefits for the Independent Directors for the fiscal year ended December 31, 2019 is shown in the following table:
2019 Director Compensation

Name	Fees earned in cash ($)	All other compensation ($)	Total ($)
Russell E. Burke III	$20,500	$—	$20,500
George B. Langa	$20,500	$—	$20,500
William C. Zachary	$20,500	$—	$20,500

Qualifications of the Board
Each director’s background and his oversight and service as a member of other boards of directors was evaluated in determining whether he should serve as a director of the Company. With respect to the specific experience, qualifications, attributes, or skills that led to the conclusion that each person should serve as a director of the Company, each director’s relevant knowledge, experience, expertise, and independence was considered and evaluated. Mr. Burke was selected to serve on our Board because of his prior experience serving on the board of another self storage company and his experience and extensive knowledge of the self storage industry. Mr. Langa was selected to serve on our Board because of his experience with and extensive knowledge of commercial real estate transactions, marketing, and management. Mr. Zachary was selected to serve on our Board because of his prior experience serving on the board of another self storage company and his experience in underwriting finance. Mr. Thomas Winmill, Esq. has experience with finance, accounting, regulatory, investment, and board operational matters as a result of his service as an officer and director for more than 20 years of the Funds. Mr. Mark Winmill was selected to serve on our Board because of his experience and extensive knowledge of the self storage industry and matters relating to real estate development, finance, accounting, and board operations. Each of the directors has experience with finance, accounting, regulatory, and board operational matters as a result of his service as a director on our Board and other boards of directors.

EXECUTIVE OFFICERS
The Company’s named executive officers, other than Mr. Mark Winmill who also serves as a director, and their relevant biographical information are set forth below, based on the information furnished by such executive officer:
Thomas O’Malley, 61, has served as our Chief Financial Officer, Chief Accounting Officer, Treasurer, and Vice President since 2005. He oversees financial reporting for the Company and assists the Chief Executive Officer in acquiring, developing, managing, and operating the Company's self storage facility businesses. He is also Chief Financial Officer, Chief Accounting Officer, Treasurer, and Vice President of the Funds, the Advisers, the Broker-Dealers, Bexil, Tuxis, and Winco. He is a certified public accountant.
Donald Klimoski II, Esq., 39, has served as our General Counsel, Secretary, Chief Compliance Officer and Vice President since 2017. He oversees Company legal and compliance matters, and assists in acquiring, developing, managing, and operating the Company’s self storage facility businesses. Mr. Klimoski also serves as General Counsel, Secretary, and Chief Compliance Officer of Winco and Tuxis; and Assistant Secretary, Assistant General Counsel, and Assistant Chief Compliance Officer of the Funds, the Advisers, and Bexil. Prior to joining the Company, Mr. Klimoski served as the Associate General Counsel of Commvault Systems, Inc. from 2014 to 2017. Prior to leaving private practice, Mr. Klimoski was an associate at Sullivan and Cromwell LLP from 2008 to 2014. Mr. Klimoski began his legal career as a law clerk to the Honorable Freda L. Wolfson of the United States District Court of New Jersey. He is admitted as a member of the United States Patent and Trademark Office, and the New York and New Jersey State Bars.
CORPORATE GOVERNANCE

Code of Conduct and Ethics

We have adopted a Code of Conduct and Ethics in compliance with rules of the SEC that applies to all of our personnel, including our Board, Chief Executive Officer and Chief Financial Officer. The Code of Conduct and Ethics is available free of charge on the “Governance Documents” section of our website at www.GlobalSelfStorage.us. We intend to satisfy any disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, or waivers from, provisions of our Code of Conduct and Ethics by posting such information on our web site at the address specified above.

Director Independence

The Nasdaq Listing Rules generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation and governance committees be independent.

Accordingly, the Board has evaluated the independence of its members based upon the rules of Nasdaq and the SEC and the transactions referenced under “Certain Relationships and Related Party Transactions” in this Proxy Statement. Applying these standards, the Board determined that none of the directors who currently serve, other than Messrs. Mark and Thomas Winmill, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that Messrs. Burke, Langa and Zachary are “independent” as that term is defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Messrs. Mark and Thomas Winmill are not considered independent because they are officers of the Company and/or its affiliates. The Board also determined that each non-employee director who serves as a member of the Audit, Compensation and Nominating Committees satisfies the independence standards for such committee established by the SEC and the Nasdaq Listing Rules, as applicable.

Current Board Leadership Structure and Oversight Responsibilities

The Board is responsible for the oversight of the Company’s operations. The Board is currently composed of five members, three of whom are Independent Directors. As described above, the Board has established five standing committees, the Audit Committee, Compensation Committee, Nominating Committee, Executive Committee and Committee of Continuing Directors, and may establish ad hoc committees or working groups from time to time, to assist the Board in fulfilling its oversight responsibilities. The inclusion of all Independent Directors as members of the Audit, Compensation, Nominating, and Continuing Directors committees allows all the Independent Directors to participate in the full range of the Board’s oversight duties, including oversight of risk management processes discussed below.
The Board has designated Mr. Mark Winmill to serve as the Chairman of the Board (the “Chairman”). Mr. Winmill has been active in the real estate and self storage industries for over 18 years as chief executive officer and in other capacities. The Chairman presides at each Board meeting, establishes the agenda for Board meetings, and acts as the primary liaison between the Independent Directors and Company management. The Chairman of the Board is an “interested person” of the Company. The Independent Directors have not appointed a lead Independent Director. The Independent Directors believe that the utilization of an interested person as Chairman provides an efficient structure for them to coordinate with Company management in carrying out their responsibilities. The Chairman plays an important role in communicating with them in identifying matters of special interest to be addressed by Company management and the Board. The Chairman may also perform such other functions as may be requested by the directors from time to time. Designation as Chairman does not impose on such director any duties or standards greater than or different from other directors. The directors believe that the Board’s leadership structure, taking into account, among other things, its committee structure, which permits certain areas of responsibility to be allocated to the Independent Directors, is appropriate given the characteristics and circumstances of the Company.

Risk Oversight

The operation of the Company generally involves a variety of risks. As part of its oversight of the Company, the Board oversees risk management through various regular Board and committee activities. The Board, directly or through its committees, reviews reports from, among others, the Company’s management, including the Company’s Chief Compliance Officer, the Company’s independent registered public accounting firm, outside legal counsel, and others, as appropriate, regarding risks faced by the Company and the extent of its risk management programs. Although the Company’s risk management program is designed to be effective, there is no guarantee that it will anticipate or mitigate all risks. Not all risks that may affect the Company can be identified, eliminated, or mitigated and some risks may not be anticipated or may be beyond the control of the Board or the Company.

Information Regarding the Company’s Process for Nominating Director Candidates
In identifying potential nominees for the Board, the Nominating Committee may consider candidates recommended by one or more of the following sources: (i) the Company’s current directors, (ii) the Company’s officers, (iii) the Company’s affiliates, (iv) the Company’s stockholders, and (v) any other source the Nominating Committee deems to be appropriate. The Nominating Committee will not consider self-nominated candidates. The Nominating Committee may, but is not required to, retain a third-party search firm at the Company’s expense to identify potential candidates. The Nominating Committee believes the Board may benefit from diversity of background, experience, and views among its members, and may consider this a factor in evaluating the composition of the Board, but has not adopted any specific policy in this regard.

Pursuant to the Company’s governing documents, to qualify as a nominee for a directorship, an individual, at the time of nomination, (i)(A) shall be a resident United States citizen and have substantial expertise, experience or relationships relevant to the business of the Company, and (B) shall have a master’s degree in economics, finance, business administration or accounting, a graduate professional degree in law from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country, or a certification as a public accountant in the United States, or be deemed an “audit committee financial expert” as such term is defined in Item 401 of Regulation S-K (or any successor provision) of the Exchange Act; or (ii) shall be a current director of the Company. In addition, to qualify as a nominee for a directorship or election as a director, (i) an incumbent nominee shall not have violated any provision of the Conflicts of Interest and Corporate Opportunities Policy (the “Policy”), adopted by the Board on July 8, 2003, as subsequently amended or modified, and (ii) an individual who is not an incumbent director shall not have a relationship, hold any position or office or otherwise engage in, or have engaged in, any activity that would result in a violation of the Policy if the individual were elected as a director. The Nominating Committee, in its sole discretion, shall determine whether an individual satisfies the foregoing qualifications. Any individual who does not satisfy the qualifications set forth under the foregoing provisions of this section shall not be eligible for nomination or election as a director. In addition, no person shall be qualified to be a director unless the Nominating Committee, in consultation with counsel to the Company, has determined that such person, if elected as a director, would not cause the Company to be in violation of, or not in compliance with, applicable law, regulation or regulatory interpretation, or the Company’s charter, or any general policy adopted by the Board regarding either retirement age or the percentage of interested persons and non-interested persons to comprise the Company’s Board.

The Nominating Committee will consider and evaluate nominee candidates properly submitted by stockholders on the basis of the same criteria used to consider and evaluate candidates recommended by other sources. Nominee candidates proposed by stockholders will be properly submitted for consideration by the Nominating Committee only if the qualifications and procedures set forth in the Nominating Committee charter, as it may be amended from time to time by the Nominating Committee or the Board, are met and followed (recommendations not properly submitted will not be considered by the Nominating Committee).

A candidate for nomination as a director submitted by a stockholder will not be deemed to be properly submitted to the Nominating Committee for the Nominating Committee’s consideration unless the following qualifications have been met and procedures followed:

1. A stockholder or group of stockholders (referred to in either case as a “Nominating Stockholder”) that, individually or as a group, has beneficially owned at least 5% of the Company’s common stock for at least two years prior to the date the Nominating Stockholder submits a candidate for nomination as a director may submit one candidate to the Nominating Committee for consideration at an annual meeting of stockholders.

2. The Nominating Stockholder must submit any such recommendation (a “Stockholder Recommendation”) in writing to the Company, to the attention of the Secretary, at the address of the principal executive offices of the Company.

3. The Stockholder Recommendation must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 calendar days before the first anniversary date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders.

4. The Stockholder Recommendation must include: (i) a statement in writing setting forth (A) the name, date of birth, business address and residence address of the person recommended by the Nominating Stockholder (the “Candidate”); (B) any position or business relationship of the candidate, currently or within the preceding five years, with the Nominating Stockholder or an Associated Person of the Nominating Stockholder (as defined below); (C) the class or series and number of all shares of the Company owned of record or beneficially by the Candidate, as reported to such Nominating Stockholder by the Candidate; (D) any other information regarding the Candidate that is required to be disclosed about a nominee in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election of directors pursuant to the Exchange Act; (E) whether the Nominating Stockholder believes that the Candidate is or will be an Independent Director and, if believed not to be an “independent director,” information regarding the Candidate that will be sufficient for the Company to make such determination; and (F) information as to the Candidate’s knowledge of the Company’s industry, experience as a director or senior officer of public companies, and educational background; (ii) the written and signed consent of the Candidate to be named as a nominee and to serve as a director if elected; (iii) the written and signed agreement of the Candidate to complete a directors’ and officers’ questionnaire if elected; (iv) the Nominating Stockholder’s consent to be named as such by the Company; (v) the class or series and number of all shares of the Company owned beneficially and of record by the Nominating Stockholder and any Associated Person of the Nominating Stockholder and the dates on which such shares were acquired, specifying the number of shares owned beneficially but not of record by each, and stating the names of each as they appear on the Company’s record books and the names of any nominee holders for each; and (vi) a description of all arrangements or understandings between the Nominating Stockholder, the Candidate and/or any other person or persons (including their names) pursuant to which the recommendation is being made by the Nominating Stockholder. “Associated Person of the Nominating Stockholder” as used herein means any person required to be identified pursuant to clause (vi) and any other person controlling, controlled by or under common control with, directly or indirectly, (a) the Nominating Stockholder or (b) any person required to be identified pursuant to clause (vi).

5. The Nominating Committee may require the Nominating Stockholder to furnish such other information as it may reasonably require or deem necessary to verify any information furnished pursuant to the requirements of the Nominating Committee charter or to determine the qualifications and eligibility of the Candidate proposed by the Nominating Stockholder to serve on the Board. If the Nominating Stockholder fails to provide such other information in writing within seven days of receipt of written request from the Nominating Committee, the recommendation of such Candidate as a nominee will be deemed not properly submitted for consideration, and will not be considered, by the Nominating Committee.

A detailed description of the criteria used by the Nominating Committee as well as information required to be provided by stockholders submitting candidates for consideration by the Nominating Committee are included in the Nominating Committee charter. The Nominating Committee charter, as amended, was approved by the Board on May 11, 2017.

Audit Committee Financial Expert

The Board has determined that it has three “audit committee financial experts” (as that term is defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act) serving on its Audit Committee, each of whom are “independent” directors that satisfy the heightened audit committee independence requirements under the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act. Further, each member of the Audit Committee possesses the requisite financial sophistication, as required by the Nasdaq Listing Rules.

Executive Sessions of Independent Directors

The Independent Directors serving on our Board regularly meet in executive session with outside counsel at our Board meetings.

Director Attendance at Annual Meetings of Stockholders

The Company does not have a formal policy regarding attendance by directors at annual meetings of stockholders but encourages such attendance. The Company held an annual meeting of stockholders for the fiscal year ended December 31, 2019 on June 11, 2019, at which all directors were in attendance.

Whistleblower Procedures

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. If you wish to contact the Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so by delivering the report via regular mail, which may be mailed anonymously, to the Audit Committee Chair, c/o Global Self Storage Inc., 11 Hanover Square, New York, New York 10005.

PROPOSAL 2: TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION.

As required by Section 14A of the Exchange Act, and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, stockholders are being asked to approve, on a non-binding, advisory basis, the Company’s executive compensation. This “say-on-pay” vote is a non-binding, advisory vote on whether to approve the Company’s executive compensation as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the following compensation tables and related material disclosed in this Proxy Statement).

In connection with our 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), we conducted extensive outreach efforts to our stockholders to obtain feedback and seek their support for our proposals. We submitted our executive compensation program to our stockholders for approval, on a non-binding, advisory basis, (also known as “Say-on-Pay”). Approximately 90% of voting stockholders at the 2017 Annual Meeting approved our executive compensation program. In addition, approximately 88% of voting stockholders at the 2017 Annual Meeting approved our 2017 Equity Incentive Plan (our “Plan”). At the 2017 Annual Meeting, our stockholders also approved, on a non-binding, advisory basis, “every three years” for the frequency of the “say-on-pay” vote. The Compensation Committee considered such strong stockholder support as an endorsement of the Company’s executive compensation program and policies. The Compensation Committee values the opinions of our stockholders and will continue to consider those opinions when making future executive compensation decisions.

Our executive compensation program reflects the philosophy that compensation should reward executives for outstanding individual performance and, at the same time, align the interests of executives closely with those of stockholders. To implement that philosophy, the Company aims to reward above average corporate performance and recognize individual initiative and achievements. Our executive compensation program is designed to attract, retain, motivate, and reward key executives and align their interests with that of our stockholders. As such, we believe that our executive compensation program and the corresponding executive compensation detailed in this Proxy Statement are aligned with the long term interests of our stockholders.

As an advisory vote, this proposal is not binding upon the Company. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and intends to consider the outcome of the vote when making future compensation decisions for our executive officers.

The Board strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and any related material disclosed in Global Self Storage’s Proxy Statement for the 2020 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION
General
Our named executive officers for our 2019 fiscal year are:
•	Mr. Mark C. Winmill, Chief Executive Officer and President;
•	Mr. Thomas O’Malley, Chief Financial Officer, Treasurer and Vice President; and
•	Mr. Donald Klimoski II, General Counsel, Secretary, Chief Compliance Officer and Vice President.
We recognize that the quality, abilities and dedication of our named executive officers are critical factors that drive the long-term value of the Company. One of the primary objectives of the Compensation Committee is to ensure that the Company provides a competitive and comprehensive compensation program that allows us to attract and retain qualified and talented individuals who possess the skills and expertise necessary to lead, manage and grow the Company and who are accountable for the performance of the Company. The Compensation Committee, which is comprised entirely of Independent Directors, has the overall responsibility for monitoring the performance of our named executive officers and evaluating and approving our executive compensation plans, policies and programs.
Historically, the Compensation Committee has designed our compensation program around base salary and cash bonuses. Base salary is a critical element of executive compensation as it provides such executives with assured monthly cash compensation. Annual cash bonuses are also important to incentivize our executives to achieve short-term corporate strategic initiatives, to motivate certain desired individual behaviors, and to reward substantial achievement of these objectives and individual goals. In 2017, the Company engaged Willis Towers Watson (“WTW”), a globally recognized compensation consultant, to advise and provide guidance to the Compensation Committee with respect to its existing executive compensation practices, and also to help develop and implement an executive compensation program for 2018, 2019, and 2020 that incorporates long-term equity compensation. On March 29, 2018, in consultation with WTW, the Compensation Committee approved initial annual awards under our Plan to our named executive officers and certain other employees in respect of performance for the fiscal year ending December 31, 2018, which were adjusted on March 27, 2019 to account for the attainment of certain performance goals. On March 27, 2019, in consultation with WTW, the Compensation Committee approved awards under our Plan to our named executive officers and certain other employees in respect of performance for the fiscal year ending December 31, 2019, which were adjusted on March 26, 2020 to account for the attainment of certain performance goals. On March 26, 2020, in consultation with WTW, the Compensation Committee approved awards under our Plan to our named executive officers and certain other employees in respect of performance for the fiscal year ending December 31, 2020. See “—Equity Awards” below.
On March 11, 2020, the World Health Organization declared the novel coronavirus (“COVID-19”) as a pandemic, and on March 13, 2020 the United States declared a national emergency with respect to COVID-19. The outbreak of COVID-19 has severely impacted U.S. economic activity. The rapid development and fluidity of this situation precludes any prediction as to the ultimate impact of COVID-19. Accordingly, the Compensation Committee has not made adjustments to performance goals for fiscal year 2020 to account for the unknown impact of COVID-19 on our business. In light of this uncertainty, the Compensation Committee may exercise its discretion to reevaluate previously established performance goals as it deems appropriate.
As the Company seeks to implement its growth plan and expand its underlying business, the Compensation Committee will continue to review and consider our executive compensation program to ensure that the Company provides a compensation program that attracts and retains the best executive talent in a manner that allows us to align the interests of our named executive officers with those of our stockholders.

Summary Compensation Table
The following table provides summary information concerning compensation paid or accrued by the Company to or on behalf of our named executive officers for services provided to the Company during the years ended December 31, 2018 and December 31, 2019. The Company has not granted or paid any option awards, nonequity incentive plan compensation, or nonqualified deferred compensation earnings to any of our named executive officers during the years ended December 31, 2018 and December 31, 2019.

2019 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Mark C. Winmill	2019	337,000	12,962	31,639	58,818	440,419
President and Chief Executive Officer	2018	317,000	12,192	141,992	48,580	519,764
Thomas O’Malley	2019	173,986	8,227	13,799	10,471	206,483
Chief Financial Officer, Chief Accounting Officer, Treasurer, and Vice President	2018	129,066	5,512	61,438	8,162	204,178
Donald Klimoski II	2019	172,788	6,841	13,799	16,280	209,708
General Counsel, Secretary, Chief Compliance Officer and Vice President	2018	170,610	6,888	61,438	14,801	253,737

(1)
Amounts in this column represent the aggregate grant date fair value of such awards computed in accordance with the Financial Accounting Standards Board Accounting Board’s Accounting Standards Codification Topic 718. The grant date fair values of awards have been determined based on the assumptions and methodologies set forth in our annual report on Form 10-K for the year ended December 31, 2019 (Note 13, Stock-Based Compensation).

(2)	All Other Compensation for our named executive officers for the year ended December 31, 2019 consisted of:

Name	401 (k) Match ($)	Benefits ($)	Auto Lease and Insurance ($)	Total of All Other Compensation ($)
Mark C. Winmill	10,733	20,270	27,815	58,818
Thomas O’Malley	9,533	938	—	10,471
Donald Klimoski II(3)	10,105	6,175	—	16,280

Mr. Mark Winmill’s compensation as Chief Executive Officer and President of the Company is determined by the Compensation Committee and consists of a salary, bonus, employee benefits, and/or reimbursement of reasonable business expenses. The Compensation Committee reviews and approves corporate goals and objectives relevant to Mr. Winmill’s compensation, evaluates his performance relative to those goals and objectives, and sets his compensation annually. As of December 31, 2019, Messrs. Winmill, O’Malley, and Klimoski’s compensation plan generally consisted of base salary, employee benefits plan participation, qualified retirement plan participation, bonuses, stock grants, and certain prerequisites. A portion of Messrs. Winmill, O’Malley, and Klimoski’s compensation may be deferred at their election.

Mr. Mark Winmill’s compensation is typically determined annually by the Compensation Committee by level of responsibility and tenure at the Company. For 2018 and 2019, the Board directed that non-CEO employee compensation (other than awards under our Plan, which are typically determined annually by the Compensation Committee), including Mr. O’Malley’s and Mr. Klimoski’s, be set based on a general methodology used in prior years whereby the total level of compensation for each employee that is concurrently employed by the Company and its affiliates is set by Mr. Mark Winmill, as Chief Executive Officer of the Company and Tuxis, and Mr. Thomas Winmill, as Chief Executive Officer of other affiliates of the Company, and then allocated based on time allocation reports of each such non-CEO employee or other means deemed appropriate by Messrs. Mark and Thomas Winmill.

The primary components of Messrs. Mark Winmill, Thomas O’Malley, and Donald Klimoski’s bonuses are typically based on, among other things, (i) the number of weeks’ salary paid as bonuses to Company employees generally, and/or (ii) the financial performance of the Company. A subjective component of Messrs. Winmill, O’Malley, and Klimoski’s bonuses may be based on their overall contribution to management of the Company.

Benefits consist of premiums paid by the Company for medical, dental, vision, life and long term disability insurances. The Company and its affiliates (as detailed below) participate in a 401(k) retirement savings plan for substantially all qualified employees. A matching expense based upon a percentage of contributions to the plan by eligible employees is incurred and allocated among the Company and its affiliates. The matching expense is accrued and funded on a current basis and may not exceed the amount permitted as a deductible expense under the Internal Revenue Code of 1986, as amended (the “Code”). The Company’s allocated matching expense to Messrs. Winmill, O’Malley, and Klimoski under the plan was $10,733, $9,533 and $10,105, respectively, for the year ended December 31, 2019.
The Company currently reimburses monthly automobile expenses of $1,000 per month to its President, Mark C. Winmill. To the extent that the monthly payment under the Company’s automobile lease exceeds the current monthly reimbursement amount, Mr. Winmill voluntarily reimburses the Company for the excess amount. In this regard, Mr. Winmill has reimbursed the Company $3,228 for the automobile payments paid and due in 2019.

Equity Awards
On March 29, 2018, in consultation with WTW, the Compensation Committee approved initial annual awards under our Plan to our named executive officers and certain other employees, which were adjusted on March 27, 2019 to account for the attainment of certain performance goals as further described below. On March 27, 2019 and March 26, 2020, respectively, in consultation with WTW, the Compensation Committee approved awards under our Plan to our named executive officers and certain other employees in respect of performance for the fiscal years ending December 31, 2018 and December 31, 2019, as further described below.
The awards approved on March 29, 2018, consisted of share awards under our Plan in the aggregate amount of 73,155 shares, of which 15,025 shares were performance-based grants and the remainder of the shares were time-based grants. Mr. Mark Winmill, our Chief Executive Officer and President, Mr. Thomas O’Malley, our Chief Financial Officer, and Mr. Donald Klimoski II, our General Counsel, received 32,125, 13,900 and 13,900 shares, respectively. With respect to the grants made to Messrs. Winmill, O’Malley and Klimoski, 24,100 of the shares for Mr. Winmill, 10,400 of the shares for Mr. O’Malley and 10,400 of the shares for Mr. Klimoski vest solely based on continued employment, with 6.25% of the shares eligible to vest on each three-month anniversary of the grant date. These time-based restricted shares entitle the holder to dividends paid by the Company on shares of its common stock. Further, these time-based restricted share grants were front loaded and represented three years of grants; therefore, no additional time-based grants were made in 2019 or 2020, and none are currently expected be made in 2020 to Messrs. Winmill, O’Malley and Klimoski for 2020. The remaining 8,025 of the shares for Mr. Winmill, 3,500 of the shares for Mr. O’Malley and 3,500 of the shares for Mr. Klimoski vest based on continued employment and the achievement of certain adjusted funds from operations (“AFFO”) and same store revenue growth (“SSRG”) goals by the Company during 2018. Between 0% and 200% of these shares were to be earned based on achievement of the AFFO and SSRG goals in 2018, and the shares which were earned will remain subject to quarterly vesting during the remaining four-year time vesting period. Messrs. Winmill, O’Malley and Klimoski earned a weighted payout percentage of approximately 184% of such shares based on AFFO and SSRG in 2018. As a result, Mr. Winmill, our Chief Executive Officer and President, Mr. Thomas O’Malley, our Chief Financial Officer, and Mr. Donald Klimoski II, our General Counsel, received an additional 6,724, 2,932 and 2,932 shares, respectively, which were issued in March 2019 to adjust for such performance attainment. Dividends paid by the Company prior to the determination of how many shares were earned were retained by the Company and released with respect to earned shares.
The awards approved on March 27, 2019, consisted of restricted share awards under our Plan to certain of our officers and employees in the aggregate amount of 28,755 shares, of which 15,025 shares are performance-based grants and the remainder of the shares are time-based grants. Mr. Mark Winmill, our Chief Executive Officer and President, received 8,025 shares. Mr.

Thomas O’Malley, our Chief Financial Officer, and Mr. Donald Klimoski II, our General Counsel, each received 3,500 shares. With respect to the grants made in 2019 to Messrs. Winmill, O’Malley and Klimoski, 8,025 of the shares for Mr. Winmill and 3,500 of the shares for each of Messrs. O’Malley and Klimoski vest based on continued employment and the achievement of certain AFFO and SSRG goals by the Company during 2019. Between 0% and 200% of these shares were to be earned based on achievement of the AFFO and SSRG goals in 2019, and the shares which were earned will remain subject to quarterly vesting during the remaining four-year time vesting period. Messrs. Winmill, O’Malley and Klimoski earned a weighted payout percentage of approximately 100% of such shares based on AFFO and SSRG in 2019. As a result, Messrs. Winmill, O’Malley and Klimoski received no additional shares to adjust for such performance attainment. Dividends paid by the Company prior to the determination of how many shares were earned were retained by the Company and released with respect to earned shares.
The awards approved on March 26, 2020, consisted of restricted share awards under our Plan to certain of our officers and employees in the aggregate amount of 25,905 shares, of which 15,025 shares are performance-based grants and the remainder of the shares are time-based grants. Mr. Mark Winmill, our Chief Executive Officer and President, received 8,025 shares. Mr. Thomas O’Malley, our Chief Financial Officer, and Mr. Donald Klimoski II, our General Counsel, each received 3,500 shares. With respect to the grants made in 2020 to Messrs. Winmill, O’Malley and Klimoski, 8,025 of the shares for Mr. Winmill and 3,500 of the shares for each of Messrs. O’Malley and Klimoski vest based on continued employment and the achievement of certain AFFO and SSRG goals by the Company during 2020. Between 0% and 200% of these shares will be earned based on achievement of the AFFO and SSRG goals in 2020, and the shares which are earned will remain subject to quarterly vesting during the remaining four-year time vesting period. Dividends paid by the Company prior to the determination of how many shares are earned will be retained by the Company and released only with respect to earned shares. If a Change in Control (as defined in our Plan) occurs during 2020, the number of shares earned will equal the greater of the number of shares granted and the number of shares which would have been earned based on the AFFO and SSRG through the date of the Change in Control. If following a Change in Control, a grantee is terminated by the Company without Cause or by the grantee with Good Reason (as each is defined in our Plan), all unvested restricted shares will fully vest.

Outstanding Equity Awards at Fiscal Year End 2019
The following table summarizes all outstanding equity awards held by our named executive officers on December 31, 2019.
	Stock Awards
Name	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Mark C. Winmill
Time Vesting (2)	13,556	$58,291
Performance Vesting (3)	14,819	$63,722
Thomas O'Malley
Time Vesting (2)	5,850	$25,155
Performance Vesting (3)	6,460	$27,778
Donald Klimoski II
Time Vesting (2)	5,850	$25,155
Performance Vesting (3)	6,460	$27,778

(1)
For purposes of this table, the market value of the restricted shares is deemed to be $4.30 per share, the closing price of the common stock reported on NASDAQ on December 31, 2019 (the last trading day of the year).

(2)	Represents the unvested restricted shares granted on March 29, 2018 and March 27, 2019, and outstanding on December 31, 2019, 6.25% of which vest quarterly solely based on the performance of services.
(3)
Represents the number of unvested restricted shares granted on March 29, 2018 and March 27, 2019, respectively, and outstanding on December 31, 2019 that were eligible to vest at a rate of 6.25% per quarter based on the performances of services and upon attainment of “target” AFFO and SRRG goals in 2018 and 2019, respectively, as described immediately below.

The following table sets forth the fiscal year 2019 AFFO and SSRG performance vesting targets for the restricted shares granted on March 27, 2019 that vest based on continued employment and achievement of AFFO and SSRG goals.

		Performance Levels
Performance Measure	Weighting	Threshold			Target			Maximum	Actual
AFFO(1)	50%	$2,450,060	$2,510,560	$2,540,810	$2,571,060	$2,601,310	$2,631,560	$2,692,060	$2,063,639
SSRG(2)	50%	2.06%	2.44%	2.62%	2.81%	3.00%	3.19%	3.59%	6.00%
Payout Percentage:		0%	50%	75%	100%	125%	150%	200%	100%(3)
Name		Performance Level Share Amounts
Mark C. Winmill		0	4,013	6,019	8,025	10,031	12,038	16,050	0
Thomas O’Malley		0	1,750	2,625	3,500	4,375	5,250	7,000	0
Donald Klimoski II		0	1,750	2,625	3,500	4,375	5,250	7,000	0

(1)	In the event AFFO falls between shown points, the payout percentage for the AFFO shares is determined using a straight line linear interpolation.
(2)	In the event SSRG falls between shown points, the payout percentage for the SSRG shares is determined using a straight line linear interpolation.
(3)	Reflects the weighted payout percentage for the AFFO shares and the SSRG shares.
For 2018, the Company’s AFFO was $2,281,060 and SSRG was 7.73%, which, with each weighted equally, resulted in vesting of 184% of the target number of performance vesting restricted shares (a total of 14,749, 6,432 and 6,432 shares for Messrs. Winmill, O’Malley and Klimoski, respectively). As of March 31, 2019, twenty-five percent of these shares were vested and the remainder will vest quarterly in 6.25% increments based on continued employment.

For 2019, the Company’s AFFO was $2,063,239 and SSRG was 6.0%, which, with each weighted equally, resulted in vesting of 100% of the target number of performance vesting restricted shares (a total of 8,025, 3,500 and 3,500 shares for Messrs. Winmill, O’Malley and Klimoski, respectively). As of March 31, 2020, twenty-five percent of these shares were vested and the remainder will vest quarterly in 6.25% increments based on continued employment.

Chief Executive Officer Employment Agreement
On March 29, 2018, the Company entered into an employment agreement with its Chief Executive Officer and President, Mr. Mark Winmill.
The employment agreement has an initial term of three years and is subject to automatic one-year extensions thereafter, unless either party provides at least 90 days’ notice of non-renewal.
The employment agreement provides for:
•	a minimum monthly base salary of $26,416;
•	eligibility for an annual cash performance bonus based on the satisfaction of performance goals established by the Board or the Compensation Committee;
•	participation in benefit plans applicable generally to executive officers; and
•	reimbursement of reasonable out-of-pocket expenses, such as automobile lease expenses.
The employment agreement provides that, if Mr. Winmill’s employment is terminated by the Company without “cause” or by Mr. Winmill for “good reason” (each as defined in the employment agreement), or as a result of the Company’s notice of non-renewal of the employment term, Mr. Winmill will be entitled to the following severance payments and benefits, subject to the execution and non-revocation of a general release of claims:
•	accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•
an amount equal to three times the sum of Mr. Winmill’s annual base salary plus the greater of the average annual bonus received by Mr. Winmill with respect to the two years prior to the year of termination and Mr. Winmill’s “target” annual bonus; and

•	continued health benefits (including for Mr. Winmill’s dependents) for twenty-four months following termination.
In the event Mr. Winmill’s employment terminates by reason of his death or disability he or his estate shall receive:
•	accrued but unpaid base salary, bonus and other benefits earned and accrued but unpaid prior to the date of termination;
•	a prorated annual bonus for the year in which the termination occurs; and

•	continued health benefits (including for Mr. Winmill’s dependents) for twenty-four months following termination.
The employment agreement contains standard confidentiality provisions, which apply indefinitely, and both non-competition and non-solicitation of employees and customers covenants, which apply during the term of employment and for a period of twelve months thereafter.
Equity Compensation Plan Information

Our Plan is designed to provide equity-based incentives to certain eligible persons, as defined in our Plan, in the form of options, share appreciation rights, restricted shares, restricted share units, dividend equivalent rights or other forms of equity-based compensation as determined in the discretion of the Board, the Compensation Committee, or other designee thereof. For additional information about our Plan, see “–2017 Equity Incentive Plan” below.

The following table presents certain equity compensation plan information as of December 31, 2019:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	650,463
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	650,463

2017 Equity Incentive Plan
On October 16, 2017, our stockholders approved our Plan.
The purpose of our Plan is to provide us with the flexibility to use stock options and other equity-based awards to provide a means of performance-based compensation.
Key employees, directors, officers, advisors, consultants, and other personnel of ours and our subsidiaries, and other persons expected to provide significant services to us or our subsidiaries, are eligible to be granted incentive and nonqualified share options, share appreciation rights, restricted shares, restricted share units, dividend equivalent rights, and other forms of equity-based compensation under our Plan.
The Compensation Committee has the authority to administer and interpret our Plan, to authorize the granting of awards to eligible participants, to determine the eligibility of eligible participants to receive an award, to determine the number of shares of common stock to be covered under each award agreement, considering the position and responsibilities of the eligible participants, the nature and value to us of the eligible participants’ present and potential contribution to our success, whether directly or through our subsidiaries, and such other factors as the Compensation Committee may deem relevant, to approve the form of award agreement, to determine the terms applicable to each award, which may differ among individual awards and participants, and may include performance goals, to extend at any time the period in which options or share appreciation rights may be exercised, provided that such awards cannot have a term longer than 10 years, to determine the extent to which the transferability of shares issued or transferred pursuant to an award is restricted, to decide all disputes arising in connection with our Plan, and to take any other actions, make all other determinations that it deems necessary or appropriate, and otherwise supervise the administration of our Plan.
Our Plan has been administered by a Compensation Committee consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Code, qualify as an "outside director" for purposes of Section 162(m) of the Code.
Subject to adjustment upon certain corporate transactions or events, a maximum of 760,000 shares of common stock may be subject to share options, share appreciation rights, restricted shares, restricted share units, dividend equivalent rights, and other forms of equity-based compensation awards under our Plan. If an option or other award granted under our Plan is cancelled, expires or terminates, the shares that expire or terminate without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. In addition, shares subject to any restricted share unit, dividend equivalent right or other equity-based award (other than share options and share appreciation rights) that are settled in cash will again become available for the issuance of additional awards. Furthermore, awards granted in substitution, assumption, continuation or adjustment of awards remaining available for grant under our Plan pursuant to a change in control or other corporate transaction will not count against the number of shares remaining available for issuance under our Plan. The shares available under a stockholder-approved plan of an entity acquired by us will be available for awards granted to individuals who were not employees of ours immediately before such acquisition, and will not count against the number of shares remaining available for issuance under our Plan. Unless previously terminated by our Board, no new award may be granted under our Plan after October 16, 2027.

Vote Required

Under Section 6 of Article II of the Company’s bylaws, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to approve any matter which may properly come before the Meeting, unless more than a majority of the votes cast is required by statute or the Company’s charter. Inasmuch as Proposal 2 does not require a greater vote by statute or the Company’s charter, a majority of all the votes cast at the Meeting at which a quorum is present is sufficient to approve this Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON A NON-BINDING, ADVISORY BASIS, FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.
PROPOSAL 3:	TO RATIFY THE APPOINTMENT OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

The Audit Committee is empowered to appoint a firm to serve as the Company’s independent registered public accounting firm. The Audit Committee has previously appointed RSM to serve as the Company’s independent registered public accounting firm for the fiscal period commencing January 1, 2020. RSM served as the Company’s independent registered public accounting firm for the year ended 2019.

Although the Audit Committee has sole authority to appoint, re-appoint, and dismiss the Company’s independent registered public accounting firm, it is seeking the opinion of the stockholders regarding its appointment of RSM as the Company’s independent registered public accounting firm. For this reason, stockholders are being asked to ratify this appointment. If stockholders ratify the appointment of RSM as the Company’s independent registered public accounting firm, the Audit Committee will take that fact into consideration, but may, nevertheless, dismiss RSM. If stockholders do not ratify the appointment of RSM as the Company’s independent registered public accounting firm, the Audit Committee will take that fact into consideration, but may, nevertheless, continue to retain RSM.

Representatives of RSM are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries.

Change of Independent Registered Public Accounting Firm

As previously reported on the Company’s Current Report on Form 8-K, dated October 11, 2019, on October 7, 2019, the Audit Committee approved the dismissal of Tait, Weller & Baker LLP (“TWB”) as the Company’s independent registered public accounting firm.

TWB’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2017 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2017 and 2018, and the subsequent interim period through October 7, 2019, the effective date of TWB’s dismissal, there were: (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the Securities Exchange Act of 1934, as amended, and the related instructions to Item 304 of Regulation S-K) between the Company and TWB on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to TWB’s satisfaction, would have caused TWB to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years or any subsequent interim period through the date of dismissal; and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Audit Committee conducted a competitive process to determine the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019. Following review of proposals from the independent registered public accounting firms that participated in the process, on October 7, 2019, the Audit Committee approved the engagement of RSM as the Company’s independent registered public accounting firm for the Company’s fiscal year ended December 31, 2019.

During the fiscal years ended December 31, 2017 and 2018 and the subsequent interim period through October 7, 2019, neither the Company nor anyone on its behalf had consulted with RSM regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or (iii) any “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Audit and Non-Audit Fee Table

The following table presents the aggregate fees for professional audit services rendered for the integrated audits of our annual financial statements for the years ended December 31, 2019 and 2018, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, if applicable, and for the testing of our internal control over financial reporting pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002, and fees billed for other services rendered during those periods.

	2019	2018
Audit fees (1)	$116,500	$64,750
Audit - related fees (2)	8,000	—
Tax fees (3)	57,250	16,250
All other fees(4)	—	—
Total	$181,750	$81,000

(1)
Audit fees consist of services rendered for the audit of our annual financial statements and other financial disclosures, audit of our internal control over financial reporting, review of the consolidated financial statements included in our Form 10-Q filings and consents issued related to registration statements.

(2)	Audit-related fees represent professional fees for accounting consultation and other attest engagements.
(3)	Tax fees represent professional services rendered for tax compliance, tax advice and tax planning.
(4)	These fees consist of services rendered in connection with acquisitions and capital raising.

Audit Committee Pre-Approval of Services by the Independent Registered Public Accounting Firm

In accordance with the Audit Committee charter, which sets forth the Audit Committee’s responsibilities, and applicable rules and regulations adopted by the SEC, the Audit Committee reviews and pre-approves any engagement of the independent registered public accounting firm to provide audit, review or attest services or non-audit services and the fees for any such services. The Audit Committee annually considers and, if appropriate, approves the provision of audit services by the independent registered public accounting firm. In addition, the Audit Committee periodically considers and, if appropriate, approves the provision of any additional audit and non-audit services by our independent registered public accounting firm that are neither pre-approved by the Audit Committee on an annual basis nor prohibited by applicable rules and regulations of the SEC. The Audit Committee has delegated to the chairman of the Audit Committee, Mr. Zachary, the authority to pre-approve, on a case-by-case basis, any such additional audit and non-audit services to be performed by our independent registered public accounting firm. Mr. Zachary reports any decision to pre-approve such services to the Audit Committee at its next regular meeting. All of the fees described in the table above were pre-approved by the Audit Committee.

Report of the Audit Committee
The Audit Committee has reviewed and discussed the Company’s audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2019 with Company management and RSM. The Audit Committee has also discussed with RSM the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from RSM pursuant to the applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with RSM its independence with respect to the Company.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board (and the Board approved) that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC.

Russell E. Burke III, Member of the Audit Committee
George B. Langa, Member of the Audit Committee
William C. Zachary, Chairman of the Audit Committee
The foregoing Audit Committee Report shall not be deemed under the Securities Act of 1933, as amended, or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Vote Required

Under Section 6 of Article II of the Company’s bylaws, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present is sufficient to approve any matter which may properly come before the Meeting, unless more than a majority of the votes cast is required by statute or the Company’s charter. Inasmuch as Proposal 3 does not require a greater vote by statute or the Company’s charter, a majority of all the votes cast at the Meeting at which a quorum is present is sufficient to ratify the appointment of the independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for:

•	each stockholder known by us to be a beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC including, but not limited to, Section 13(d)(3) of the Exchange Act. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. There are no shares of common stock subject to options or other rights exercisable outstanding as of the date of this Proxy Statement. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole or shared voting and investment power with respect to all of the common stock that they beneficially own.

Applicable percentage ownership is based on 9,356,202 shares of common stock outstanding as of the Record Date. Unless otherwise indicated, the address of each beneficial owner in the table is: Global Self Storage, Inc., 11 Hanover Square, 12th Floor, New York, New York 10005.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
5% Stockholder:
Bard Associates, Inc. 135 South LaSalle Street, Suite 3700 Chicago, IL 60603	658,692	(1)	7.04%
Named Executive Officers and Directors:
Mark C. Winmill	566,486	(2)	6.05%
Thomas B. Winmill PO Box 4, Walpole, NH 03608	447,765	(3)	4.79%
Winmill Family Trust	434,666	(4)	4.65%
Winmill & Co. Incorporated	434,666	(5)	4.65%
Tuxis Corporation	294,478		3.15%
Russell E. Burke	21,500		*
William C. Zachary	1,359		*
George B. Langa	1,572		*
Thomas O'Malley	25,333	(6)	*
Donald Klimoski II	25,132	(6)	*
Directors and officers as a group (7 persons)	642,482	(7)	6.87%

*	Represents beneficial ownership of less than 1.00% of the outstanding shares of common stock.

(1)
The number of shares shown is based solely on the Schedule 13G filed by Bard Associates, Inc. (“Bard”) with the SEC on February 10, 2020. Bard claims aggregate beneficial ownership of 658,692 shares of our common stock, sole dispositive power over 658,692 shares of our common stock and sole and shared voting power and shared dispositive power over zero shares of our common stock. The Schedule 13G reports beneficial ownership information, which does not include any shares acquired or sold since the date of such Schedule 13G.

(2)
Mr. Mark Winmill used personal funds to acquire 44,527 directly owned shares. Amounts include 54,899 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant. Mr. Mark Winmill is a Director, Chairman of the Board, President, and Chief Executive Officer of Tuxis and may be deemed to have indirect beneficial ownership of 294,478 shares directly owned by Tuxis. Mr. Mark Winmill is a trustee of the Winmill Family Trust, which owns all of the voting stock of Winco, and may be deemed to have indirect beneficial ownership of 140,188 shares directly owned by Winco. Additionally, Midas Securities Group, Inc. (“Midas Securities”), a wholly owned subsidiary of Winco, directly owns approximately 19% of Tuxis’ outstanding shares of common stock and may be deemed to have indirect beneficial ownership of the shares directly owned by Tuxis. Mr. Mark Winmill also is a trustee of the Michael M. George Trust and may be deemed to have indirect beneficial ownership of 20,395 shares directly owned by the Michael M. George Trust. Lastly, Mr. Mark Winmill has discretionary authority over 11,999 shares directly owned by Ms. Sarah J. Winmill, his mother, and may be deemed to have indirect beneficial ownership of such shares. Mr. Mark Winmill disclaims beneficial ownership of the shares owned, or which may be deemed to be owned, by Tuxis, the Winmill Family Trust, Winco, Midas Securities, the Michael M. George Trust, and Ms. Sarah J. Winmill.

(3)
Mr. Thomas Winmill is a trustee of the Winmill Family Trust and may be deemed to have indirect beneficial ownership of the 434,666 shares directly and indirectly owned by Winco as a result of his status as a controlling person of the Winmill Family Trust. Mr. Thomas Winmill has discretionary authority over the financial affairs of Ms. Sarah J. Winmill, his mother, and as a result may be deemed to have indirect beneficial ownership of the 11,999 shares held by Ms. Sarah J. Winmill. Mr. Thomas Winmill disclaims beneficial ownership of the aforementioned shares. Mr. Thomas Winmill beneficially owns less than 1% of the outstanding shares of the Company. He does not disclaim beneficial ownership of these 1,100 shares.

(4)	The Winmill Family Trust owns all of the voting stock of Winco.

(5)
Winco has direct beneficial ownership of 140,188 shares and may be deemed to have indirect beneficial ownership of 294,478 shares held by Tuxis. Midas Securities directly owns approximately 19% of Tuxis’ outstanding shares of common stock and may be deemed to have indirect beneficial ownership of the shares directly owned by Tuxis. Winco disclaims beneficial ownership of the 294,478 shares held by Tuxis.

(6)
Amounts include 23,832 restricted shares of our common stock that are subject to restrictions on transfers and forfeiture provisions. The forfeiture and transfer restrictions lapse over a four-year period beginning on the date of grant.

(7)	Amounts include shares beneficially owned by Mark C. Winmill, Thomas B. Winmill, Russell E. Burke, William C. Zachary, George B. Langa, Thomas O'Malley, and Donald Klimoski II.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There are no currently proposed transactions nor have there been any transactions during the Company’s last two fiscal years in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person (as defined in Item 404 of Regulation S-K of the Exchange Act) had or will have a direct or indirect material interest, except for the transaction with Tuxis described below. The Company has not had a promoter at any time during the past five fiscal years and does not have a parent.

In December 2019, the Company paid Tuxis $900,000 in connection with the purchase of a property made in 2016.

Certain officers of the Company also serve as officers and/or directors of Winco, Bexil, Tuxis, and/or their affiliates (collectively with the Company, the “Winco Affiliates”). As of the Record Date, certain of the Winco Affiliates and the Company’s directors and employees may be deemed to own approximately 7.8% of the Company’s outstanding common stock. There may be conflicts of interest resulting from the relationships among the Company, the Winco Affiliates, and other related parties. The outside business interests of the Company’s officers may divert their time and attention away from the Company, and may result in a potential conflict with respect to the allocation of business opportunities, which could harm its business. The Board has adopted policies and procedures designed to mitigate these conflicts of interest, such as allocation procedures for determining the appropriate allocation of such business opportunities. Specifically, if any officer or director of the Company who also serves as an officer, director, or advisor of the Winco Affiliates becomes aware of a potential transaction related primarily to the self storage business that may represent a business opportunity for the Company and one or more of the Winco Affiliates, such officer or director has no duty to present that opportunity to such Winco Affiliates and the Company will have the sole right to pursue the transaction if the Board so determines. Notwithstanding the foregoing, officers or directors of the Company are encouraged to notify the Winco Affiliates of such an opportunity.

ADDITIONAL INFORMATION

Solicitation of Proxies
All costs of soliciting proxies for the Meeting will be borne by the Company. In addition to the solicitation of proxies by use of the mail, directors and officers of the Company may solicit proxies by telephone, electronic communications, or personal contact, for which they will not receive any additional compensation. The Company may pay persons holding its shares in their names or those of their nominees for their expenses in sending soliciting materials to their beneficial owners. Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the stockholder’s identity. Stockholders requiring further information with respect to telephonic voting instructions may call toll-free at (800) 690-6903. Any stockholder giving a proxy may revoke it at any time before it is exercised by submitting to the Secretary of the Company a written notice of revocation or a subsequently executed proxy.
Voting and Quorum
Stockholders are entitled to one vote for each share held, and a fractional vote for each fractional share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions on the proxy card. If a stockholder has signed a proxy card but no instructions are indicated, the proxies will vote “FOR” each proposal and, in their discretion, upon such other matters as may properly come before the Meeting. A stockholder may revoke a proxy by delivering to the Company’s Secretary, Mr. Donald Klimoski II, Esq. Global Self Storage, Inc., 11 Hanover Square, 12th Floor, New York, New York 10005, a properly executed proxy with a date later than the previously delivered proxy or by sending a written revocation to the Company. To be effective, such revocation must be received prior to the Meeting. In addition, any stockholder who attends the Meeting virtually may vote by ballot at the Meeting, thereby canceling any proxy previously given.

The presence virtually or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting shall constitute a quorum. If a quorum is not present at the Meeting, the chairman of the Meeting has the power to adjourn the Meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the Meeting. At a reconvened Meeting, if a quorum is present, any business may be transacted that might have been transacted at the originally scheduled Meeting. A stockholder vote may be taken for one or more proposals prior to any adjournment if sufficient votes have been received for approval. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Company on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively, “abstentions”), shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote “for” or “against” a matter and will be disregarded in determining “votes cast” on an issue, thus having no effect on the outcome of Proposals 1, 2, or 3.
No other business may be acted upon at the Meeting other than as described in this Proxy Statement. If any procedural matters related to the proposals described herein properly come before the Meeting, shares represented by proxies will be voted in the discretion of the person or persons holding the proxies.
Our Board knows of no other matters or business to be presented for consideration at the Meeting. If, however, any other matters properly come before the Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion on any such matters. The persons named in the enclosed proxy may also, if they deem it advisable, vote such proxy to adjourn the Meeting from time to time.
Discretionary Authority; Stockholder Proposals
Shares represented by executed and unrevoked proxies will confer discretionary authority to vote on matters which the Company did not have notice of a reasonable time prior to mailing this Proxy Statement to stockholders.
The Company’s current bylaws provide that a stockholder of record may nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, provided generally that written notice be delivered to the Secretary of the Company, at the principal executive offices, not earlier than the 150th day nor later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, pursuant to such bylaws and Rule 14a-5(e)(2) of the Exchange Act, a record stockholder nomination or proposal intended to be considered at the 2021 Annual Meeting of Stockholders must be received by the Secretary of the Company no earlier than November 30, 2020 nor later than 5:00 p.m., Eastern time, on December 30, 2020. Proposals should be mailed to the Company, to the attention of the Company’s Secretary, Mr. Donald Klimoski II, Esq., 11 Hanover Square, 12th Floor, New York, New York 10005. In addition, if you wish to have your proposal considered for the inclusion in the Company’s 2021 proxy statement, we must receive it on or before 5:00 p.m., Eastern time, on December 30, 2020, pursuant to Rule 14a-8(e)(2). The submission by a stockholder of a proposal for inclusion in the Company’s 2021 proxy statement or presentation at the Company’s 2021 Annual Meeting of Stockholders does not guarantee that it will be included or presented. Stockholder proposals are subject to certain requirements under the federal securities laws and the Maryland General Corporation Law and must be submitted in accordance with the Company’s bylaws. Persons named as proxies for any subsequent stockholders’ meeting will vote in their discretion with respect to proposals submitted on an untimely basis.
The Board, the chairman of the Board, and the president may call a special meeting of stockholders if required under applicable laws or in their discretion and the Secretary must call a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting. Any stockholder who wishes to submit proposals for consideration at a special meeting of the stockholders should send such proposals to the attention of the Company’s Secretary, Donald Klimoski II, Global Self Storage, Inc., 11 Hanover Square, 12th Floor, New York, New York 10005. Any stockholder proposal intended to be presented at any special meeting of stockholders must be received by the Company at its principal office a reasonable time before the solicitation of proxies for such meeting in order for such proposal to be considered for inclusion in the proxy statement relating to such meeting. The submission by a stockholder of a proposal for inclusion in a proxy statement or presentation at a special meeting does not guarantee that it will be included or presented. Stockholder proposals are subject to certain requirements under the federal securities laws and Maryland law and must be submitted in accordance with the Company’s bylaws.
Stockholders who wish to send communications to the Board or a specified member of a Board should submit the communication in writing to the attention of the Company’s Secretary, Mr. Donald Klimoski II, Esq. Global Self Storage, Inc., 11 Hanover Square, 12th Floor, New York, New York 10005, identifying the correspondence as intended for the Board or a specified member of the Board.

Householding of Proxy Materials

To reduce the expenses of printing and delivering duplicate copies of proxy statements, some banks, brokers, and other nominee record holders may deliver only one copy of these materials to stockholders who share an address unless otherwise requested. If you share an address with another stockholder and have received only one copy of this Proxy Statement, you may request a separate copy of these materials at no cost to you by writing to Global Self Storage, Inc., Attention: Secretary, 11 Hanover Square, 12th Floor, New York, New York 10005. For future stockholder meetings, you may request separate copies of these materials or request that we send only one set of these materials to you if you are receiving multiple copies by calling or writing to us at the number or address given above.

Notice to Banks, Broker/Dealers, and Voting Directors and Their Nominees

Please advise the Company’s transfer agent, American Stock Transfer Company, at (800) 937-5449, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

It is important that proxies be returned promptly. Therefore, stockholders who do not expect to attend the Meeting virtually are urged to complete, sign, date, and return the enclosed proxy card in the enclosed stamped envelope.

GLOBAL SELF STORAGE

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/11/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SELF2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/11/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 George B. Langa 02 Thomas B. Winmill, Esq. 03 Mark C. Winmill 04 Russell E. Burke III 05 William C. Zachary

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000467497_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement available at www.proxyvote.com

GLOBAL SELF STORAGE, INC.
Annual Meeting of Shareholders
June 12, 2020 11:00 AM eastern time
This proxy is solicited by the Board of Directors

The stockholder hereby appoints Mark C. Winmill and Donald Klimoski II, or either of them, as proxies, each with the power to appoint his substitute, to attend the Annual Meeting of Stockholders of GLOBAL SELF STORAGE, INC., a Maryland corporation, to be held at 11:00 AM, eastern time on June 12, 2020, via a live audio webcast only at www.virtualshareholdermeeting.com/SELF2020, and any postponement or adjournment thereof, to cast on behalf of the stockholder all votes that the stockholder is entitled to cast at such meeting and otherwise to represent the stockholder at the meeting with all powers possessed by the stockholder if personally present at the meeting. The stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

The votes entitled to be cast by the stockholder will be cast as directed herein. If this Proxy is properly executed but no direction is given, the votes entitled to be cast by the stockholder will be cast "FOR" each of the nominees in Proposal 1 and "FOR" Proposals 2 and 3 as described in the Proxy Statement. The votes entitled to be cast by the stockholder will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any postponement or adjournment thereof.

0000467497_2 R1.0.1.18

Continued and to be signed on reverse side